                                                                   EXHIBIT 10.26

                               BUNDLING AGREEMENT

     This Bundling Agreement (the "Agreement") is effective as of the Effective Date (as defined below), between Netscape Communications Corporation ("Netscape") with a business address at 501 East Middlefield Road, Mountain View, California 94043, and the entity listed on Exhibit A ("Participant").

                                    RECITALS

     A. Netscape markets and distributes computer software to link people and information over enterprise networks and the Internet.

     B. Participant markets and distributes hardware and software to enable consumers and small businesses to input, organize and use photos with their PCs in printed form and on-line.

     C. Netscape and Participant believe that it would be useful to end users of Netscape products for such end users to have access to certain of Participant's software.

     NOW, THEREFORE, the parties agree as follows:

                                   AGREEMENT

1.   "Definitions".

     1.1 "Netscape Product" means Netscape Navigator/TM/ Gold Personal Edition software, Versions 3.x and 4.x.

     1.2 "Participant Product" means the product described on Exhibit A, related documentation, and any updates, upgrades, enhancements, ports, internationalized and/or localized versions of the Participant Product that Participant elects or is required to provide to Netscape during the term of this Agreement ("Upgrades").

     1.3 "Integrated Offering" means a product offered by Netscape that combines a Netscape Product with a Participant Product, and optionally with third party products that do not include image editing and/or image data base functions that compete in the consumer market with the Participant Product, to produce a single offering.

     1.4 "Electronic Distribution" means placing information and/or products in files on servers which permit downloading of such information and/or products.

     1.5 "Non-Electronic Distribution" means distribution by any means other than Electronic Distribution, including any method of distribution now available or hereafter developed.

     1.6 "Distribution" and "Distribute" mean, collectively, Electronic Distribution and Non-Electronic Distribution of an Integrated Offering, in object code form, directly and indirectly to end users though Netscape's normal channels of distribution, except that "Distribution" and "Distribute" do not include the distribution of an Integrated Offering bundled with a Scanner. Distributors that are authorized to reproduce an Integrated Offering must agree to essentially the same restrictions as set forth in Section 2.2 (as though applied to such distributor).

     1.7 "Scanner" means a sheetfed scanner that is capable of scanning any photographs (3 1/2" x 5", 4" x 6" and/or 5" x 7") and/or documents (up to 8 1/2" x 11"), other than a scanner manufactured for Participant.

2.   Licenses.

     2.1  Grant.  Participant hereby grants Netscape a non-exclusive, non-
          -----
transferable (except as set forth in Section 8.4 (Assignment)), world-wide, royalty-free license to distribute one or more versions of an Integrated Offering via any form of Distribution.

     2.2  Reverse Engineering.  Netscape agrees that it shall not modify,
          -------------------
decompile, disassemble, decrypt, extract or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying algorithms of, or used in, any Participant Product.

     2.3  Discretion.  Netscape may, it its discretion, determine which of the
          ----------
above forms of Distribution is appropriate for the Integrated Offering.

     2.4  Reproduction.  Netscape and its channels of distribution may reproduce
          ------------
or have reproduced Participant Product as necessary for Distribution. Netscape shall reproduce, or cause to be reproduced, on all copies of the Participant Product made by or for Netscape, all proprietary marks, legends and copyright notices that are embedded in the original copies of such Participant Product as delivered to Netscape by Participant.

     2.5  Trademark License.  Netscape and its channels of distribution may,
          -----------------
during the term of this Agreement, use Participant's trademarks and logos applicable to Participant Product in connection with Distribution and related marketing and promotion, provided Netscape uses reasonable efforts to include:
(i) with the first use of a Participant trademark in the Integrated Offering the appropriate "/TM/" or "/(R)/" symbol, as directed in writing by Participant; and
(ii) a statement in the Integrated Offering identifying Netscape's marks (which will not include any of Participant's marks) and noting, in language substantially similar to the following, that "all other product names and marks are the trademarks of their respective holders." Unless otherwise approved by Participant in writing, Netscape's use of Participant's marks and logos will be in accordance with Participant's trademark usage policies set forth in Exhibit E. Netscape will not remove or obscure any Participant trademarks or logos or proprietary notices embedded in Participant Products. Upon the termination of this Agreement, Netscape will cease to use the trademarks, tradenames, symbols and logos of Participant. Upon Participant's request, Netscape will furnish Participant with a photocopy of any physical (or if tangible, physical manifestation of) Netscape's usage of Participant's trademarks and logos.

     2.6  Localization/Internationalization.  Participant may provide Netscape
          ---------------------------------
with an internationalized and localized version of the Participant Product (which shall be multi-byte enabled).

3.   Business Practices.

     3.1  End User Fees.  Participant acknowledges that Netscape may charge for
          -------------
the Integrated Offering.

     3.2  Commitment.  Netscape agrees that it shall distribute the first
          ----------
release of an English-language Windows 95 and Windows 3.1.1 retail versions of Version 3.0 of the Netscape Product bundled with a Participant Product in the form of an Integrated Offering. This obligation will also apply to bug fix versions (e.g., 3.0x) of such first release. Netscape's obligations under this
Section 3.2 shall terminate with respect to a version of the Participant Product that Netscape then bundles in an Integrated Offering if: (i) Participant has informed Netscape or Netscape reasonably believes, after consultation with Participant, that such version may infringe a third party's intellectual property rights; or (ii) such version fails to operate substantially in accordance with its documentation. If the initial version of the Participant Product provided to Netscape fails to operate substantially in accordance with its documentation, Netscape's obligations under this Section 3.2 shall: (a) not terminate if Participant provides an Upgrade that corrects such failure within thirty (30) days of receipt of written notice from Netscape and (b) be postponed until Netscape is required to substitute such Upgrade into an Integrated Offering pursuant to Section 4.2

     3.3  Discretion.  Except as specifically provided in this Agreement:  (i)
          ----------
Netscape may, in its sole discretion, incorporate other third party products into any Integrated Offering(s); and (ii) each party may, in its sole discretion, bundle or permit third parties to bundle any of its products with any third party products.

     3.4  Identity as Separate Product.  All Distributors will distinguish
          ----------------------------
Participant Product as separate and distinct from the Netscape Products. The license grant to the end user for Participant Product will be granted by Participant and not

Netscape. Participant shall be responsible for all support, warranty, maintenance, liability and indemnity obligations with respect to Participant Product. Netscape may utilize whatever method(s) Netscape deems appropriate to convey the separate nature of Participant Product to end users.

     3.5  End User License Agreement.  Participant Product will be licensed
          --------------------------
under an end user license between Participant and the end user, the form of which shall be not materially less protective of Participant's rights in the Participant Product than the form of license agreement attached hereto as Exhibit B ("License Form"). Netscape will use the same License Form for the Netscape Products.

          (i) For Non-Electronic Distribution, Netscape shall: (a) include in the package with the media on which the Participant Product is delivered, an end user agreement substantially similar to the License Form, and (b) shrink wrap or otherwise enclose the package in which or the media on which the Participant Product is delivered with a conspicuous statement substantially similar to the following, (or as otherwise agreed by the parties): "BY OPENING THE PACKAGE, YOU ARE CONSENTING TO BE BOUND BY THE ENCLOSED LICENSE(s). IF YOU DO NOT AGREE TO ALL OF THE TERMS OF SUCH AGREEMENT(s), RETURN THE PRODUCT TO THE PLACE OF PURCHASE FOR A FULL REFUND."

          (ii) For Electronic Distribution, Netscape shall include such License Form as a static file (ReadMe) as part of the Integrated Offering, and/or if the end user license is built into the Participant Product by Participant, Participant agrees that such end user license shall be in the form of the License Form. Participant acknowledges that Netscape's installation procedure for the Integrated Offering may not provide a mechanism for the potential end user to review the end user license agreement for the Participant Product prior to installation; provided that if Netscape's installation procedure for the Integrated Offering provides a mechanism for the potential end user to review the License Form prior to installation of the Netscape Product, it will also provide that such License Form applies to Participant as Licensor and to the Participant Product.

Netscape makes no representation or warranty that the License Form will be enforceable.

     3.6  Integration.  Netscape will, in its discretion, determine reasonable
          -----------
installation requirements and other technical requirements applicable to inclusion of Participant Product in the Integrated Offering, with the good faith goal of including the Participant Product in the Integrated Offering. At Netscape's request, Participant will promptly assist Netscape in making the integration of Participant Product and Netscape Product into the Integrated Offering as seamless as reasonably possible.

     3.7  Unauthorized Distribution.  Participant acknowledges Electronic
          -------------------------
Distribution of the Participant Product may result in an increased number of persons obtaining copies through improper channels (e.g., redistribution over the Internet, "mirror sites," unauthorized posting to news groups, etc). Participant agrees that Participant will bear the risk of unauthorized distribution or redistribution by third parties, both during and after the term of this Agreement, and that Netscape shall have no liability for any such unauthorized distribution.

     3.8  Registered End Users.  Once each quarter during the term of this
          --------------------
Agreement and once for the three month period following any termination hereof, Netscape will, upon Participant's request, provide to Participant in electronic form, a listing of all new registered users of the Netscape Product, including the names and e-mail addresses of such users (if available). Notwithstanding the foregoing, Netscape will have no obligation to provide any information that Netscape is required to hold in confidence. Except as permitted herein and in
Section 8.4 (Assignment), Participant may not sell or provide such listing to third parties. Participant may use the listing solely to contact new registered users on one occasion to register such users of the Participant Product, to support such users, and to sell Participant's products and services to such users (which products may be bundled with third party products that are not Browser Products of Browser Companies (except Participant products may be bundled with Netscape Browser Products)); and Participant may authorize third parties to use the listing to perform such functions on Participant's behalf; provided, that Participant may contact any such registered user on more than one occasion if such registered user initiates subsequent contact with Participant as a result of Participant's initial contact pursuant to this Section 3.8 or otherwise.

4.   Participant Obligations.

     4.1  Support.  Netscape will not provide any support for Participant
          -------
Product. Netscape may notify end users that it does not provide any such support and that end users must contact Participant directly for support options; Participant will take reasonable commercial steps to make end users aware that all support requests for Participant Product should be directed to Participant. Participant will make available to end users of the Participant Product, at Participant's then-standard price for such services, support that, at a minimum, conforms to the requirements of Exhibit C.

     4.2  Upgrades.  During the term of this Agreement, Participant:  (i) may
          --------
provide Netscape with any existing or newly developed ports and internationalized and/or localized versions of the Participant Product, (ii) will include Netscape in its beta programs for all Upgrades to Participant Product, (iii) will provide Netscape with the production version of all Upgrades simultaneously with Participant's earliest release of such Upgrades to other customers; and (iv) will provide Netscape a Macintosh version of the Participant Product (but without LZW-reading functionality) by the later of (a) September 30, 1996 or (b) four weeks after the Effective Date. If Participant provides Netscape an Upgrade that Participant informs Netscape: (i) corrects any failure of the Participant Product to operate substantially in accordance with its documentation; or (ii) contains modifications to the Participant Product that have been made to attempt to avoid an allegation of infringement of a third party's intellectual property rights, Netscape will substitute the Upgrade for the previous version(s) of Participant's Product, in all forms of Distribution, as soon as commercially reasonable. For Electronic Distribution of an Integrated Offering, such substitution will occur within sixty (60) days of receipt of the Upgrade; and for all other forms of Distribution, within ninety (90) days of receipt of the Upgrade. Notwithstanding the foregoing, Netscape will not be obligated to recall or provide Upgrades for Participant Products distributed prior to the date that such Upgrade is required to be substituted in an Integrated Offering pursuant to this Section 4.2

     4.3  Warranty to Netscape.  Storm's warranty to end users is set forth in
          --------------------
the License Form. PARTICIPANT PRODUCTS ARE PROVIDED TO NETSCAPE "AS IS". Except as specifically set forth above, STORM DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, TRADE OR PRACTICE. THE PARTICIPANT PRODUCTS DO NOT CONSTITUTE "CONSUMER GOODS" FOR ANY PURPOSE.

     Without limiting Netscape's rights under Section 5, should a Participant Product become, or in Participant's opinion be likely to become, the subject of any intellectual property infringement claim or suit, Participant may, at its option: (a) procure for Netscape the right to continue distributing the Participant Product, as well as the right for Netscape and its customers to continue use of the Participant Product, while maintaining its functionality,
(b) modify the Participant Product such that it no longer infringes the proprietary rights of any third party, while maintaining the functionality, look and feel of the Participant Product or (c) terminate this Agreement and Netscape's right to distribute the Integrated Product as set forth in Section 6 (Term and Termination).

     4.4  Complete Listing.  Participant will provide Netscape with a complete
          ----------------
list of all files, libraries, etc. that are required for installation and use of Participant Product within five (5) days of Netscape's request.

     4.5  No Viruses.  Participant will use reasonable efforts to ensure that
          ----------
the Participant Product (i) does not contain any computer virus or (ii) will not otherwise introduce any harmful or destructive code to the end user's computer.

     4.6  Exclusivity.  So long as Netscape bundles Participant Product with
          -----------
each English language Windows 95 and Windows 3.1.1 version of Version 3.0 or 3.0x of the Netscape Product that is not bundled with a Scanner, Participant will not grant any Browser Company the right to distribute a Participant Product bundled with any of such Browser Company's Browser Products. A "Browser Company" is a company that derived annual gross revenue, during the immediately preceding calendar year, in excess of $5 million directly from the sale, licensing or other distribution through any channel of its own Browser Products, and whose primary business is not providing on-line or internet access services. A "Browser Product" is a software product one of the three primary functions of which is basic internet browsing.

5.   Indemnification.

     5.1  By Participant.
          --------------

          (a) Obligation.  Participant agrees to defend, at its expense, any
              ----------
action, brought against Netscape, alleging infringement of any trademark, copyright, trade secret or United States patent of any third party, to the extent that such action is based on, arises in connection with, or results from the manufacture, use, reproduction or Distribution, as permitted under this Agreement, of a Participant Product; and Participant will pay any costs, damages and fees finally awarded against Netscape in such action that are attributable to such claim (or if a settlement is entered pursuant to subpart (b) below, then Participant will pay all costs, damages and fees Netscape is obligated to pay pursuant to such settlement, unless otherwise agreed by the parties in writing). If Participant fails to defend an action for which indemnity is required under this Section 5.1, Netscape may defend the action, and Participant will: (i) reimburse Netscape for its reasonable attorneys' fees in conducting such defense, and (ii) pay the amount of any settlement reasonably entered by Netscape with respect to the claims on which Participant was obligated to indemnify Netscape.

          (b) Limitations.  For the indemnification and defense obligations
              -----------
above to be applicable, Netscape must (i) promptly notify Participant in writing of any such action and grant Participant sole control of the defense and all related settlement negotiations, and (ii) cooperate with Participant, at Participant's expense, in defending or settling such action.

          (c) Exceptions.  Notwithstanding the above, Participant shall have no
              ----------
obligation to indemnify or defend Netscape from or against any action to the extent based upon, arising in connection with, or resulting from the use, reproduction or distribution of (i) a Participant Product in combination with any non-Participant-provided equipment, software or data, if the alleged infringement would not have occurred but for such combination; or (ii) an allegedly-infringing version of a Participant Product, if Netscape used, reproduced or Distributed such Participant Product (or had such Participant Product reproduced or Distributed for it) after; (a) any termination or expiration of this Agreement; or (b) the date by which Netscape was obligated under Section 4.2 (Upgrades) to substitute an Upgrade for such version of the Participant Product.

          (d) Entire Liability.  THIS SECTION 5 AND SECTION 2.3 OF EXHIBIT D
              ----------------
STATE THE ENTIRE LIABILITY OF PARTICIPANT WITH RESPECT TO INFRINGEMENT OF ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

     5.2  By Netscape.
          -----------

          (a) Obligation.  Netscape agrees to defend, at its expense, any
              ----------
action, brought against Participant, alleging infringement of any trademark, copyright, trade secret or United States patent of any third party, to the extent that such action is based on, arises in connection with, or results from the manufacture, use, reproduction or distribution of (i) a Participant Product in combination with a Netscape Product included in an Integrated Offering; or
(ii) an allegedly-infringing version of a Participant Product, if Netscape reproduced or Distributed, to an end user or OEM, such Participant Product (or had such Participant Product reproduced or Distributed on Netscape's behalf) after: (a) any termination or expiration of this Agreement; or (b) the date by which Netscape was obligated under Section 4.2 (Upgrades) to substitute an Upgrade for such version of the Participant Product; and Netscape will pay any costs, damages and fees finally awarded against Participant in such action (or if a settlement is entered pursuant to subpart (b) below, then Netscape will pay all costs, damages and fees Participant is obligated to pay pursuant to such settlement, unless otherwise agreed by the parties in writing). If Netscape fails to defend an action for which indemnity is required under this Section 5.2, Participant may defend the action, and Netscape will: (i) reimburse Participant for its reasonable attorneys' fees in conducting such defense, and
(ii) pay the amount of any settlement reasonably entered by Participant with respect to the claims on which Netscape was obligated to indemnify Participant.

          (b) Limitations.  For the indemnification obligations above to be
              -----------
applicable, Participant must (i) promptly notify Netscape in writing of any such claim and grant Netscape sole control of the defense and all related settlement negotiations, and (ii) cooperate with Netscape, at Netscape's expense, in defending or settling such claim.

          (c) Entire Liability.  THIS SECTION 5 AND SECTION 2.3 OF EXHIBIT D
              ----------------
STATE THE ENTIRE LIABILITY OF NETSCAPE WITH RESPECT TO INFRINGEMENT OF ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

6.   Term and Termination.

     6.1  Term.  Unless earlier terminated as set forth below, this Agreement
          ----
will continue in effect until six (6) months after Netscape ceases to distribute any Integrated Offering through any form of Distribution.

     6.2  By Participant.  Participant may terminate this Agreement on one
          --------------
hundred twenty (120) days written notice to Netscape, if (i) Participant believes in good faith that Participant's Product, alone or in combination with any Netscape Product or third party product with which Netscape bundles such Participant Product or with which Netscape permits a third party to bundle the Participant Product, may be subject to a claim of infringement of a third party's intellectual property rights; or (ii) Netscape has materially breached this Agreement and has failed to cure such breach within such notice period. Upon receipt of any notice under clause (i), Netscape will cease use, reproduction and Distribution of Integrated Offerings as soon as commercially reasonable.

     6.3  By Netscape.  Netscape may terminate this Agreement on thirty (30)
          -----------
days written notice to Participant.

     6.4  Effect of Termination.  Following any termination or expiration of
          ---------------------
this Agreement, Netscape shall cease use, reproduction and Distribution of any Integrated Offering; provided that licenses in the form of the License Form, previously granted to end-users, will survive any termination or expiration of this Agreement. Netscape will use all reasonable efforts to cause its distributors to cease distributing the Integrated Product upon any such termination; and if Netscape complies with this provision, it will not be liable to Participant if a Netscape distributor continues to distribute an Integrated Offering after any termination of this Agreement. Licenses granted to Netscape distributors, prior to any expiration or termination of this Agreement, to distribute the Integrated Product will survive the expiration of this Agreement, but will not survive any termination of this Agreement.

7. Limitation on Liability. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT AND WHETHER OR NOT ANY REMEDY PROVIDED HEREUNDER FAILS OF ITS ESSENTIAL PURPOSE, EXCEPT FOR: (i) OBLIGATIONS UNDER SECTION 5 OF THIS AGREEMENT AND SECTION 2.3 OF EXHIBIT D, AND (ii) VIOLATIONS OF THE PROVISIONS OF SECTIONS
2.2 AND 3.5, OR (WITH RESPECT TO LOST PROFITS) NETSCAPE'S DISTRIBUTION OF PARTICIPANT'S PRODUCT OTHER THAN AS PERMITTED UNDER SECTION 2.1, IN NO EVENT
WILL: (a) EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY FORM OF SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FROM ANY CAUSES OF ACTION OF ANY KIND, WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT, OR OTHERWISE, EVEN IF IT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; AND (b) EACH PARTY'S TOTAL LIABILITY TO THE OTHER

ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY PARTICIPANT PRODUCT OR INTEGRATED OFFERING EXCEED $100,000.00.

8.   General.

     8.1  Independent Contractor.  Netscape's relationship with Participant
          ----------------------
during the term of this Agreement will be that of an independent contractor, and not a partner or joint venturer.

     8.2  Notices.  All notices and demands under this Agreement will be in
          -------
writing and will be delivered by personal service, express courier, or certified mail, return receipt requested, to the address of receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party), and will be effective on receipt.

     8.3  Government Law and Personal Jurisdiction.  This Agreement shall be
          ----------------------------------------
subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue. The application of the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

     8.4  Assignment.  This Agreement is not assignable by either party without
          ----------
the written consent of the other party, except that a party may, without such permission, assign this Agreement to an entity that acquires substantially all of its assets or with which it mergers. Any attempted assignment in derogation hereof shall be void. This Agreement shall apply to and bind any successor or assigns of the parties hereto.

     8.5  Force Majeure.  Neither party will be responsible for any failure to
          -------------
perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, or accidents.

     8.6  Waiver.  The waiver by either party of any breach of this Agreement by
          ------
the other party will not waive subsequent defaults by such party of the same or a different kind.

     8.7  Severability.  In the event any provision of this Agreement is held by
          ------------
a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement will remain in full force and effect.

     8.8  Publicity.  Netscape will issue a press release, announcing the
          ---------
inclusion of Participant's Product in each major release (e.g., 3.0, 4.0) of an Integrated Offering, upon the release of such Integrated Offering. Participant may issue a press release, announcing the signing of this Agreement and the fact that Netscape will be bundling Participant's Product with such Integrated Offering, at any time after Netscape's applicable press release.
Notwithstanding the foregoing, neither party may issue a press release or make other public statements concerning this Agreement or the subject matter hereof without the other party's prior written consent, which consent will not unreasonably be withheld or delayed, unless disclosure is required by law or governmental regulation; provided that for the first proposed press release by each party, such consent will be deemed given unless the other party notifies the proposing party of its reasonable objections, in writing, within two (2) business day of receipt of the proposed press release.

     8.9  Survival.  The provisions of Sections 2.2 (Reverse Engineering), 4.3
          --------
(Warranty to Netscape), 5 (Indemnification), 6.4 (Effect of Termination), 7 (Limitation of Liability), 8 (General) and Exhibit D Section 2.3 (Indemnity) will survive any termination or expiration of this Agreement.

     8.10 Entire Agreement.  This Agreement and Exhibits A through E hereto
          ----------------
constitute the complete and exclusive agreement between the parties pertaining to the subject matter hereof, and supersedes in its entirety any and all prior written or oral agreements or communications between the parties with respect to such subject matter. Any modifications or waivers under this Agreement must be in writing and signed by both parties.

     8.11 Export.  Neither Netscape nor any of its distributors shall knowingly
          ------
export, re-export or transfer, whether directly or indirectly, nor knowingly make a Distribution of any Participant Product, or any direct product thereof, to any person or company that is a legal resident of or is controlled by a legal resident of any proscribed country listed by the U.S. Export Administration Regulations (or any equivalent thereof).

     This Agreement shall become effective on the last date on which it is executed by a party below (the "Effective Date").

PARTICIPANT                            NETSCAPE

Storm Primax, Inc.                     Netscape Communications Corporation


Signature: /s/ L. William Krause       Signature: /s/ Mike Homer
           -------------------------              ----------------------

Name: L. William Krause                Name: Mike Homer
      ------------------------------         ---------------------------

Title: President & CEO                 Title: SVP Mktg
       -----------------------------          --------------------------

Date: 8/14/96                          Date: 8/19/96
      ------------------------------         ---------------------------


                                       REVIEWED BY NETSCAPE LEGAL


                                       Initial
                                               -------------------------

                                   EXHIBIT A

1.   Participant (Name and Address):

     Storm Primax, Inc.
     1861 Landings Drive
     Mountain View, CA  94043

Participant Contact Person:

name:  Bill Krause

telephone:  415 691 6620

facsimile:  415 691 0142

email:  BillKrause@StormPrimax.com

2. Participant Product: EasyPhoto software, version 2.2 (with LZW functionality removed), for the following operating system platforms:

     Windows 3.1 and 3.1.1; and
     Windows 95

and versions 1.5.1 (with LZW functionality removed), for the following operating system platforms:

     Macintosh System 7.x

Within five (5) days after the Effective Date, Participant shall deliver the Windows versions of Participant Product to Netscape. Within thirty (30) days after such deliver, Netscape or its designee shall test the Participant Product to determine whether the Participant Product conforms to the specifications for the Participant Product in applicable documentation ("Specifications"). In the event the Participant Product conforms to the Specifications, Netscape shall provide Participant with written notice that Netscape has accepted the Participant Product. In the event the Participant Product does not conform to the Specifications, Netscape or its designee shall notify Participant of such non-conformance, and Participant shall redeliver the corrected Participant Product as soon as Participant makes such correction available to other OEMs of such Participant Product.

                                   EXHIBIT B

                       Form of End User License Agreement

     The End User License Agreement will be Netscape's then-standard form of end user license agreement applicable to the Netscape Product, except that Participant will be identified (therein or in a supplemental document) as the licensor and the licensed product will be the Participant Product.

     If Netscape changes the form of its end user license agreement, so that such form provides materially less protection for Participant than the preceding form, Netscape will reasonably consult with Participant as to the terms of such agreement.

                                   EXHIBIT C

                          Minimum Support Requirements

Participant shall provide to end users of the Participant Product support services at a level consistent with or exceeding the following support requirements:

1.   "Definitions.

     1.1 "Error" means any instance where a Participant Product or Upgrade does not substantially conform to its published features and specifications.

     1.2 "Workaround" means a method by which a user of a Participant Product can, by making a limited number of procedural or programming changes in a product, prevent the occurrence or re-occurrence of an Error. Programming changes include adjustments to set-up and configurations tiles or other settings that do not require recompilation.

     1.3 "Respond" means and includes: taking and logging the Error call within the time frames set forth below; and, in the case of Priority 1 and 2 Errors, making best efforts on a continuing basis to cure the Error initial the Error is cured.

     1.4 "Licensee" means a person or entity licensed to use the Participant Product.

2.   Obligations.

     2.1 Error Reporting. Errors may be reported during normal business days between the hours of 5 a.m. and 5 p.m., local time, by electronic mail, voice mail, fax or telephonic recording capability.

     2.2 Support. Support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Errors. Participant will provide Licensee with a telephone number and an e-mail address which Licensee may use to report Errors during the times set forth herein. Participant will use reasonable commercial efforts to resolve each significant Error by providing either a reasonable workaround, an object code patch, or a specific action plan for how Participant will address the problem and an estimate of how long it will take to rectify the defect. For Errors resulting from participant Products, a Response will be provided and best efforts will be used to correct or provide a Workaround to Priority I and Priority 2 Errors that Licensee identifies, classifies and reports and that are substantiated; and reasonable commercial efforts will be made to Respond to other Errors within the time frames below.

    PRIORITY
     ERROR                 TITLE AND EXPLANATION                     RESPONSE TIME
       1   Fatal Error--No useful work can be done.               8 working hours

       2   Severe Impact--Functionality disabled.  Errors          1 working day
           which result in a lack of application
           functionality or cause intermittent system
           failure.

       3   Degraded Operations--Errors causing                    3 working days
           malfunction of non-critical functions.

       4   Minimal impact--Attributes and/or options to         Future release, on
           utility programs do not operate as stated.           business justifiable
                                                                      basis

       5   Enhancement Request                                    When applicable

                                   EXHIBIT D

                                ADDITIONAL TERMS


1. Product Description. If Netscape distributes the Participant Product as part of an Integrated Offering, Netscape will include in the front end shell of each Netscape Navigator Gold Personal Edition version 3.x software product a description ("Product Description") of the Participant Product, subject to the following: Participant will, at its own expense, prepare and supply Netscape with a logo graphic, product screen shot and text ("Description Items") for the Product Description, which shall conform to the specifications for the Description Items provided by Netscape to Participant.

2.   Links

     2.1  Participant Link. If Netscape distributes the Participant Product as
          ----------------
part of an Integrated Offering, Netscape shall include, on the data sheet for each version of Netscape Navigator Gold Personal Edition with which Netscape bundles a Participant product, located on Netscape's U.S. English Web site in a location to be determined by Netscape: (i) the name of Participant and the Participant Product, and (ii) a link to the Web site of Participant ("Participant Link"), which Netscape will maintain throughout the term of this Agreement. Participant shall provide Netscape with a Universal Resource Locator for Participant's Web site so that Netscape may produce the Participant Link. Netscape shall retain sole discretion as to the exact location of the Participant Link on the data sheet for applicable Netscape Product located on Netscape's Web site. Netscape may, but shall not be required to place the Participant Link on any of Netscape's non-U.S. English Web site, provided that if Netscape distributes any non-English-language version of an integrated offering, Netscape will, upon Participant's request, use reasonable efforts to place the Participant Link on Netscape's data sheet for such product located on Netscape's Web Site(s) maintained in such language.

     2.2  Netscape Link.  If Netscape distributes the Participant Product as
          -------------
part of an Integrated offering, Participant shall place a link to the Web site of Netscape ("Netscape Link") on Participant's Web site in a location to be determined by Participant, which Participant will maintain during the term of this Agreement. Netscape shall provide Participant with a Universal Resource Locator for Netscape's Web site so that Participant may produce the Netscape Link. Participant shall retain sole discretion as to the exact location of the Netscape Link on Participant's Web site.

          2.3  Indemnity.  Each party (the "Indemnifying Party") agrees to
               ---------
defend, at its expense, any action brought against the other party (the "Indemnified Party") to the extent that it is based on a claim that (i) the Link provided by the Indemnifying Party and/or (ii) the material served to end users immediately following the end users' pressing or "clicking" on such Link, infringes any trademark, copyright, trade secret or United States patent, of any third party or violates any applicable law; and the Indemnifying Party will pay any costs, damages and fees finally awarded against the Indemnified Party in such action that are attributable to such claim. For these indemnification obligations to be applicable, the Indemnified Party must (i) promptly notify the Indemnifying Party in writing of any such claim and grant the Indemnifying Party sole control of the defense and all related settlement negotiations, and (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in defending or settling such claim. THIS SECTION 2.3 STATES THE ENTIRE LIABILITY OF EACH PARTY TO THE OTHER WITH RESPECT TO INFRINGEMENT OF ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS OR VIOLATION OF ANY LAWS IN CONNECTION WITH ANY LINKS TO A PARTY'S WEB SITE.

                                   EXHIBIT E

         GUIDELINES FOR USING THE STORM PRIMAX AND EASYPHOTO LOGOTYPES



                                  [TRADEMARKS]

     The Storm Primax and EasyPhoto logotypes shown to the right are trademarks and registered trademarks in certain areas of Storm Primax, Inc., and may be used only with permission of Storm Primax, Inc. and in accordance with the following guidelines:

     Colors.  The colors used in the EasyPhoto logotype are Pantone Matching
     ------
System (PMS) 2745 blue (100% cyan and 100% magenta) and PMS 199 red (100% magenta and 70% yellow.) When used in color, the logotype may be produced by either PMS or process printing methods. The logotype may be reversed out of dark background colors, in which case, the words "EasyPhoto" and "TM" must be white, and the center portion of the decorative "o" must be 199 red or 100% magenta and 70% yellow. If the logotype is reversed from a single color, the words "EasyPhoto" and "TM" must be white, and the center portion of the decorative "o" must be 50% black.

     Availability.  Storm Primax corporate and product logotypes are available
     ------------
in a variety of sizes, color modes and depths, and formats. Please contact Marketing Communications at the number below with your requirements.

     Marketing Materials.  If the materials are produced in color, the EasyPhoto
     -------------------
logotype must likewise be produced in color. If the materials are produced in one or two colors, the logotype may be reversed out of a dark color or printed in black, PMS 2745, or 100% cyan and 100% magenta against a light background.

     Storm Primax Logotype.  The Storm Primax logotype may be used, but is not
     ---------------------
required to be used, in addition to the EasyPhoto logotype in marketing, advertising, promotional, collateral, and other materials pertaining to or referencing Easyphoto products.

     Modification.  Neither the Storm Primax nor the EasyPhoto logotypes may be
     ------------
modified, altered, or changed in any way for any purpose without prior written permission of Storm Primax, Inc.

     Please contact Storm Primax, Inc. Marketing Communications (4150 691-6600 with any questions.

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